EXHIBIT 99.1

For More Information:
Investor contact: Ann Thornton 414-438-6887
Media contact: Kate Venne 414-358-5176

Brady Corporation Provides Recast Historical Data for new Operating Segments

MILWAUKEE (February 24, 2023) -- Brady Corporation (NYSE: BRC) (“Brady” or “Company”) is providing recast historical financial data for fiscal 2021, 2022 and the first two quarters of fiscal 2023 for its new operating segments announced on December 1, 2022, which are effective in the Company’s third quarter of fiscal 2023.
The Company has recast its historical financial data to disclose sales and segment profit for its two new operating segments: Americas & Asia and Europe & Australia. This change to a regional operating structure will allow the Company to further integrate its businesses, support continued growth through the application of its best go-to-market strategies in key geographies, facilitate new product development in its recent acquisitions and further simplify its global business. The Company expects that the change to a regional structure will result in an improvement of approximately $0.10 to $0.20 of Earnings per diluted Class A Common Share beginning primarily in fiscal 2024. One-time charges resulting from employee severance are expected to be largely offset by reduced costs in fiscal 2023.
The following tables provide recast segment sales, segment profit, and sales growth data by quarter for fiscal years 2021, 2022 and the first two quarters of fiscal 2023. This recast does not represent a restatement of previously issued financial statements and does not affect the Company’s reported net income, earnings per share, total assets or stockholders’ equity for any of the previously reported periods.

Brady Corporation is an international manufacturer and marketer of complete solutions that identify and protect people, products and places. Brady’s products help customers increase safety, security, productivity and performance and include high-performance labels, signs, safety devices, printing systems and software. Founded in 1914, the Company has a diverse customer base in electronics, telecommunications, manufacturing, electrical, construction, medical, aerospace and a variety of other industries. Brady is headquartered in Milwaukee, Wisconsin and as of July 31, 2022, employed approximately 5,700 people in its worldwide businesses. Brady’s fiscal 2022 sales were approximately $1.30 billion. Brady stock trades on the New York Stock Exchange under the symbol BRC. More information is available on the Internet at www.bradyid.com.

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In this news release, statements that are not reported financial results or other historic information are “forward-looking statements.” These forward-looking statements relate to, among other things, the Company's future financial position, business strategy, targets, projected sales, costs, income, capital expenditures, debt levels and cash flows, and plans and objectives of management for future operations.

The use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “project,” “plan” or similar terminology are generally intended to identify forward-looking statements. These forward-looking statements by their nature address matters that are, to different degrees, uncertain and are subject to risks, assumptions, and other factors, some of which are beyond Brady’s control, that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. For Brady, uncertainties arise from: increased cost of raw materials, labor and freight as well as raw material shortages and supply chain disruptions; decreased demand for our products; our ability to compete effectively or to successfully execute our strategy; our ability to develop technologically advanced products that meet customer demands; Brady’s ability to identify, integrate, and grow acquired companies, and to manage contingent liabilities from divested businesses; adverse impacts of the novel coronavirus (“COVID-19”) pandemic or other pandemics; difficulties in protecting our websites, networks, and systems against security breaches; risks associated with the loss of key employees; extensive regulations by U.S. and non-U.S. governmental and self-regulatory entities; litigation, including product liability claims; foreign currency fluctuations; potential write-offs of goodwill and other intangible assets; changes in tax legislation and tax rates; differing interests of voting and non-voting shareholders; numerous other matters of national, regional and global scale, including major public health crises and government responses thereto and those of a political, economic, business, competitive, and regulatory nature contained from time to time in Brady’s U.S. Securities and Exchange Commission filings, including, but not limited to, those factors listed in the “Risk Factors” section within Item 1A of Part I of Brady’s Form 10-K for the year ended July 31, 2022.

These uncertainties may cause Brady's actual future results to be materially different than those expressed in its forward-looking statements. Brady does not undertake to update its forward-looking statements except as required by law.

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)
The following table represents segment sales, sales growth information, and segment profit for the three and six months ended January 31, 2023 and 2022 recast to reflect the Company's regional operating structure effective February 1, 2023.

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
NET SALES
Americas & Asia	$220,067	$207,842	$438,562	$420,713
Europe & Australia	106,182	110,213	210,256	218,817
Total	$326,249	$318,055	$648,818	$639,530

SALES INFORMATION
Americas & Asia
Organic	6.9%	13.9%	5.4%	11.6%
Currency	(1.0)%	0.0%	(1.2)%	0.4%
Acquisition	—%	8.1%	—%	8.2%
Total	5.9%	22.0%	4.2%	20.2%
Europe & Australia
Organic	5.2%	11.7%	8.9%	7.1%
Currency	(8.9)%	(5.8)%	(12.8)%	(2.6)%
Acquisition	—%	9.6%	—%	8.9%
Total	(3.7)%	15.5%	(3.9)%	13.4%
Total Company
Organic	6.3%	13.1%	6.6%	10.0%
Currency	(3.7)%	(2.1)%	(5.1)%	(0.7)%
Acquisition	—%	8.6%	—%	8.5%
Total	2.6%	19.6%	1.5%	17.8%

SEGMENT PROFIT
Americas & Asia	$40,174	$32,331	$81,319	$69,638
Europe & Australia	13,459	16,313	30,217	30,115
Total	$53,633	$48,644	$111,536	$99,753
SEGMENT PROFIT AS A PERCENT OF NET SALES
Americas & Asia	18.3%	15.6%	18.5%	16.6%
Europe & Australia	12.7%	14.8%	14.4%	13.8%
Total	16.4%	15.3%	17.2%	15.6%

	Three months ended January 31,		Six months ended January 31,
	2023	2022	2023	2022
Total segment profit	$53,633	$48,644	$111,536	$99,753
Unallocated amounts:
Administrative costs	(4,852)	(5,772)	(11,369)	(12,546)
Investment and other income (expense)	968	(578)	811	(35)
Interest expense	(1,239)	(252)	(2,133)	(434)
Income before income taxes	48,510	42,042	98,845	86,738

BRADY CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited; Dollars in thousands)
The following table provides recast segment sales, sales growth information, and segment profit for each of the quarters in the six-month period ended January 31, 2023, and for the fiscal years ended July 31, 2022 and 2021. This recast does not represent a restatement of previously issued financial statements and does not affect the Company's reported net income, earnings per share, total assets or shareholders' equity for any of the previously reported periods.

	2023		2022					2021
	Q1	Q2	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
NET SALES
Americas & Asia	$218,495	$220,067	$212,871	$207,842	$222,579	$217,792	$861,084	$179,712	$170,430	$189,074	$196,366	$735,582
Europe & Australia	104,074	106,182	108,604	110,213	115,972	106,189	440,978	97,515	95,408	106,429	109,764	409,116
Total	$322,569	$326,249	$321,475	$318,055	$338,551	$323,981	$1,302,062	$277,227	$265,838	$295,503	$306,130	$1,144,698

SALES INFORMATION
Americas & Asia
Organic	4.0%	6.9%	9.3%	13.9%	9.2%	9.1%	10.3%	(7.9)%	(7.3)%	7.8%	18.0%	1.9%
Currency	(1.4)%	(1.0)%	0.9%	0.0%	(0.1)%	(1.0)%	(0.1)%	(0.4)%	0.1%	1.1%	1.9%	0.6%
Acquisition	—%	—%	8.3%	8.1%	8.6%	2.8%	6.9%	—%	—%	—%	3.7%	0.8%
Total	2.6%	5.9%	18.5%	22.0%	17.7%	10.9%	17.1%	(8.3)%	(7.2)%	8.9%	23.6%	3.3%
Europe & Australia
Organic	12.8%	5.2%	2.6%	11.7%	8.4%	8.8%	7.9%	1.5%	(4.4)%	4.2%	3.2%	1.1%
Currency	(17.0)%	(8.9)%	0.6%	(5.8)%	(8.1)%	(13.9)%	(7.0)%	5.6%	7.0%	11.0%	8.6%	8.1%
Acquisition	—%	—%	8.2%	9.6%	8.7%	1.8%	6.9%	—%	—%	—%	6.3%	1.6%
Total	(4.2)%	(3.7)%	11.4%	15.5%	9.0%	(3.3)%	7.8%	7.1%	2.6%	15.2%	18.1%	10.8%
Total Company
Organic	6.9%	6.3%	7.0%	13.1%	9.0%	9.0%	9.4%	(4.9)%	(6.3)%	6.5%	12.6%	1.6%
Currency	(6.6)%	(3.7)%	0.7%	(2.1)%	(3.0)%	(5.7)%	(2.6)%	1.5%	2.4%	4.6%	4.3%	3.2%
Acquisition	—%	—%	8.3%	8.6%	8.6%	2.5%	6.9%	—%	—%	—%	4.7%	1.1%
Total	0.3%	2.6%	16.0%	19.6%	14.6%	5.8%	13.7%	(3.4)%	(3.9)%	11.1%	21.6%	5.9%

SEGMENT PROFIT
Americas & Asia	$41,145	$40,174	$37,307	$32,331	$45,021	$42,648	$157,307	$35,939	$30,558	$37,309	$32,829	$136,635
Europe & Australia	16,758	13,459	13,802	16,313	16,050	16,893	63,058	12,328	11,905	15,886	15,238	55,357
Total	$57,903	$53,633	$51,109	$48,644	$61,071	$59,541	$220,365	$48,267	$42,463	$53,195	$48,067	$191,992
SEGMENT PROFIT AS A PERCENT OF NET SALES
Americas & Asia	18.8%	18.3%	17.5%	15.6%	20.2%	19.6%	18.3%	20.0%	17.9%	19.7%	16.7%	18.6%
Europe & Australia	16.1%	12.7%	12.7%	14.8%	13.8%	15.9%	14.3%	12.6%	12.5%	14.9%	13.9%	13.5%
Total	18.0%	16.4%	15.9%	15.3%	18.0%	18.4%	16.9%	17.4%	16.0%	18.0%	15.7%	16.8%

	2023		2022					2021
	Q1	Q2	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Total segment profit	$57,903	$53,633	$51,109	$48,644	$61,071	$59,541	$220,365	$48,267	$42,463	$53,195	$48,067	$191,992
Unallocated amounts:
Administrative costs	(6,517)	(4,852)	(6,774)	(5,772)	(8,182)	(6,625)	(27,353)	(6,079)	(5,051)	(6,470)	(7,265)	(24,865)
Investment and other (expense) income	(157)	968	543	(578)	(1,308)	1,587	244	155	2,036	1,181	961	4,333
Interest expense	(894)	(1,239)	(182)	(252)	(329)	(513)	(1,276)	(106)	(51)	(131)	(149)	(437)
Income before income taxes and losses of unconsolidated affiliate	50,335	48,510	44,696	42,042	51,252	53,990	191,980	42,237	39,397	47,775	41,614	171,023